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                                                       EXHIBIT 99

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FOR IMMEDIATE RELEASE         Contact:  Jerry Manzi
                                        Corporate Communications
                                        Anacomp, Inc.
                                        404-262-2667


                ANACOMP ACQUIRES GRAHAM MAGNETICS

ATLANTA, May 4, 1994 -- Anacomp, Inc. (NYSE: AAC) today announced that it has finalized its acquisition of Graham Magnetics, Inc., a worldwide marketer and manufacturer of magnetic media products with 1993 sales of $60 million. The acquisition is a linchpin in Anacomp's overall strategy to further develop its profitable magnetics business.

"The Graham acquisition leverages Anacomp's strength in the magnetics arena by expanding our market share and providing us with economies of scale that we can pass along to our customers in the form of an unequalled mix of quality, products, and cost efficiencies," commented Lang Lowrey, president of Anacomp's magnetics group.

Anacomp is a worldwide manufacturer and marketer of information management products and services, with clients in banking, insurance, manufacturing, health care, retailing and other information-intensive organizations. The company has more than 4,000 employees, and operates in 40 countries.


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